UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2012 (May 22, 2012)

SIRIUS XM RADIO INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34295	52-1700207
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1221 Avenue of the Americas, 36th Fl., New York, NY	10020
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (212) 584-5100

_____________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On Tuesday, May 22, 2012, we held our annual meeting of stockholders. At the annual meeting, stockholders voted on the matters disclosed in our definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 11, 2012. The final voting results for the matters submitted to a vote of stockholders are as follows:

Item 1 – Election of Common Stock Directors

At the annual meeting, the holders of our common stock elected the persons listed below as common stock directors.

	Votes Cast For	Votes Cast Against	Broker Non-Votes
Joan L. Amble	1,314,936,993	152,661,673	1,629,665,622
Leon D. Black	512,411,779	955,186,887	1,629,665,622
Lawrence F. Gilberti	1,072,515,113	395,083,553	1,629,665,622
Eddy W. Hartenstein	1,417,014,485	50,584,181	1,629,665,622
James P. Holden	1,116,065,905	351,532,761	1,629,665,622
Mel Karmazin	1,407,785,376	59,813,290	1,629,665,622
James F. Mooney	1,349,614,296	117,984,370	1,629,665,622
Jack Shaw	1,115,576,299	352,022,367	1,629,665,622

Our Convertible Perpetual Preferred Stock, Series B-1 (the “Series B-1 Preferred Stock”), does not have the right to vote with the holders of our common stock on the election of common stock directors. The holder of the Series B-1 Preferred Stock is entitled to designate and elect members of our board of directors pursuant to the Certificate of Designations of the Series B-1 Preferred Stock. The holder of the Series B-1 Preferred Stock has designated John C. Malone, Gregory B. Maffei, David J.A. Flowers, Carl E. Vogel and Vanessa A. Wittman to serve as members of our board of directors until their successors are duly elected and qualified.

Item 2 – Ratification of Independent Registered Public Accountants

The holders of our common stock and our Series B-1 Preferred Stock, voting together as a single class, ratified the appointment of KPMG LLP as our independent registered public accountants.

Votes Cast For	Votes Cast Against	Abstentions
5,641,047,320	27,864,278	15,329,452

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SIRIUS XM RADIO INC.

	By:	/s/ Patrick L. Donnelly
Patrick L. Donnelly
Executive Vice President, General
Counsel and Secretary

Dated: May 24, 2012